Exhibit 99.1
Opendoor Announces Fourth Quarter and Full Year 2021 Financial Results
SAN FRANCISCO, California - February 24, 2022 - Opendoor Technologies Inc. (Nasdaq: OPEN), a leading digital platform for residential real estate transactions, today reported financial results for its quarter ended December 31, 2021. Opendoor’s fourth quarter and full year 2021 financial results and management commentary can be accessed through the Company’s shareholder letter on the quarterly results page of Opendoor’s investor relations website at https://investor.opendoor.com.
“In 2021, we saw a significant and durable shift in demand for our digital product, demonstrated our market leadership, and delivered exceptional results. By consistently outperforming expectations, we pulled forward our financial targets by years, growing revenue 211% year-on-year and exiting 2021 at a revenue run-rate of over $15 billion. And yet, we are still just scratching the surface of our opportunity to transform one of the largest, most antiquated industries in the U.S.” said Eric Wu, Co-founder and CEO of Opendoor. “In 2022, we will continue to build the best consumer experience, expand nationwide to service more customers, and become the digital one-stop-shop that homeowners love and choose.”
Wu continued, “It is our fundamental belief that in a matter of years, millions of homebuyers and home sellers will pick a simple, certain, and fast experience and transact themselves, completely online. More importantly, we know Opendoor’s digital, seamless experience is and will continue to be what consumers choose now and for decades to come.”
Full Year 2021 Key Highlights
•Total revenue of $8.0 billion, up 211% versus 2020, with 21,725 homes sold, up 119% versus 2020
•Gross profit of $730 million, up 232% versus 2020; gross margin of 9.1% versus 8.5% in 2020
•Net loss of $(662) million, versus $(253) million in 2020, primarily driven by non-cash stock based compensation of $536 million versus $38 million in 2020
•Adjusted Net Loss of $(116) million, versus $(175) million in 2020
•Contribution Profit of $525 million, up 377% versus 2020; Contribution Margin of 6.5%, versus 4.3% in 2020
•First year of positive Adjusted EBITDA of $58 million versus $(98) million in 2020; Adjusted EBITDA Margin of 0.7% versus (3.8)% in 2020
•Purchased 36,908 homes, up 498% versus 2020
•Launched Opendoor Backed Offers, which provides homebuyers with the benefits of an all-cash offer when they bid on their dream home, and Opendoor Complete, which brings together all of Opendoor’s products and services into a single, streamlined experience
•More than doubled market footprint to 44 markets
•Expanded buybox coverage by 50% versus 2020, enabling us to offer on over 60% of all transactions in our active markets
•Real seller conversion of over 35% with record offers, up 590% versus 2020
•Maintained seller Net Promoter Score of above 80

•Acquired Pro.com and the team from Skylight.com, which were leaders in home renovation technology, and RedDoor.com, a fully digital mortgage brokerage
Fourth Quarter 2021 Key Highlights
•Revenue of $3.8 billion, up 1,435% versus 4Q20; with 9,794 total homes sold, up 1,054% versus 4Q20
•Gross profit of $272 million, versus $39 million in 4Q20; gross margin of 7.1%, versus 15.4% in 4Q20
•Net loss of $(191) million, versus $(54) million in 4Q20
•Adjusted Net Loss of $(80) million, versus $(41) million in 4Q20
•Contribution Profit of $152 million, versus $31 million in 4Q20; 20th consecutive quarter of positive Contribution Margin which was 4.0%, versus 12.6% in 4Q20
•Adjusted EBITDA of $0.4 million versus $(27) million in 4Q20; Adjusted EBITDA Margin of breakeven versus (10.9)% in 4Q20
•Purchased 9,639 homes, up 378% versus 4Q20
•Grew inventory balance to 17,009 homes, representing $6.1 billion in value, up 1,208% versus 4Q20
Outlook
•1Q22 revenue guidance of $4.1 billion - $4.3 billion, up 462% YoY at the midpoint of range
•1Q22 Adjusted EBITDA1 guidance of $30 million - $40 million, up $37 million YoY at the midpoint of range
Conference Call and Webcast Details
Opendoor will host a conference call to discuss its financial results on February 24, 2022, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Opendoor’s Investor Relations website at https://investor.opendoor.com. An archived version of the webcast will be available from the same website after the call.
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding our financial condition, anticipated financial performance, business strategy and plans, market opportunity and expansion and objectives of management for future operations. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “plan”, “possible”,
1 Opendoor has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, inventory valuation adjustment and equity securities fair value adjustment. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Use of Non-GAAP Financial Measures” below.

“potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will”, or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many important factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to our public securities’ potential liquidity and trading; our ability to raise financing in the future; our success in retaining or recruiting, or changes required in, our officers, key employees or directors; the impact of the regulatory environment and complexities with compliance related to such environment; various factors relating to our business, operations and financial performance, including, but not limited to, the impact of the COVID-19 pandemic on our ability to grow market share; our ability to respond to general economic conditions and the health of the U.S. residential real estate industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption "Risk Factors" in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2022, as updated by our other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.
About Opendoor
Opendoor’s mission is to empower everyone with the freedom to move. Since 2014, Opendoor has provided people across the U.S. with a radically simple way to buy, sell or trade-in a home online. Opendoor currently operates in a growing number of markets across the U.S.
Contact Information

Investors:
Elise Wang
Opendoor
investors@opendoor.com

Media:
Sheila Tran / Charles Stewart
Opendoor
press@opendoor.com

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share amounts which are presented in thousands, and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
REVENUE	$3,822	$249	$8,021	$2,583
COST OF REVENUE	3,550	210	7,291	2,363
GROSS PROFIT	272	39	730	220
OPERATING EXPENSES:
Sales, marketing and operations	225	39	544	195
General and administrative	117	54	620	153
Technology and development	32	12	134	58
Total operating expenses	374	105	1,298	406
LOSS FROM OPERATIONS	(102)	(66)	(568)	(186)
DERIVATIVE AND WARRANT FAIR VALUE ADJUSTMENT	—	33	12	8
LOSS ON EXTINGUISHMENT OF DEBT	—	(11)	—	(11)
INTEREST EXPENSE	(73)	(11)	(143)	(68)
OTHER INCOME – Net	(16)	1	38	4
LOSS BEFORE INCOME TAXES	(191)	(54)	(661)	(253)
INCOME TAX EXPENSE	—	—	(1)	—
NET LOSS	$(191)	$(54)	$(662)	$(253)
Net loss per share attributable to common shareholders:
Basic	$(0.31)	$(0.30)	$(1.12)	$(2.31)
Diluted	$(0.31)	$(0.30)	$(1.12)	$(2.31)
Weighted-average shares outstanding:
Basic	612,516	178,975	592,574	109,301
Diluted	612,516	178,975	592,574	109,301

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	December 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,731	$1,413
Restricted cash	847	93
Marketable securities	484	48
Escrow receivable	84	1
Mortgage loans held for sale pledged under agreements to repurchase	7	8
Real estate inventory, net	6,096	466
Other current assets ($4 and $— carried at fair value)	91	24
Total current assets	9,340	2,053
PROPERTY AND EQUIPMENT – Net	45	29
RIGHT OF USE ASSETS	42	50
GOODWILL	60	31
INTANGIBLES – Net	12	9
OTHER ASSETS ($5 and $— carried at fair value)	7	4
TOTAL ASSETS	$9,506	$2,176
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued liabilities	$137	$25
Non-recourse asset-backed debt - current portion	4,240	339
Other secured borrowings	7	7
Interest payable	12	1
Lease liabilities - current portion	4	21
Total current liabilities	4,400	393
NON-RECOURSE ASSET-BACKED DEBT – Net of current portion	1,862	136
CONVERTIBLE SENIOR NOTES	954	—
WARRANT LIABILITIES	—	47
LEASE LIABILITIES – Net of current portion	42	47
Total liabilities	7,258	623
SHAREHOLDERS’ EQUITY:
Common stock, $0.0001 par value; 3,000,000,000 shares authorized; 616,026,565 and 540,714,692 shares issued, respectively; 616,026,565 and 540,714,692 shares outstanding, respectively	—	—
Additional paid-in capital	3,955	2,596
Accumulated deficit	(1,705)	(1,043)
Accumulated other comprehensive (loss) income	(2)	—
Total shareholders’ equity	2,248	1,553
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,506	$2,176

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(662)	$(253)
Adjustments to reconcile net loss to cash, cash equivalents, and restricted cash (used in) provided by operating activities:
Depreciation and amortization	47	39
Amortization of right of use asset	8	24
Stock-based compensation	536	38
Warrant fair value adjustment	(12)	(31)
Gain on settlement of lease liabilities	(5)	—
Inventory valuation adjustment	56	8
Changes in fair value of derivative instruments	—	23
Change in fair value of equity securities	(35)	—
Payment-in-kind interest	—	4
Net fair value adjustments and gain (loss) on sale of mortgage loans held for sale	(4)	(3)
Origination of mortgage loans held for sale	(196)	(128)
Proceeds from sale and principal collections of mortgage loans held for sale	197	126
Changes in operating assets and liabilities:
Escrow receivable	(83)	12
Real estate inventories	(5,656)	834
Other assets	(52)	3
Accounts payable and other accrued liabilities	76	(4)
Interest payable	4	(3)
Lease liabilities	(13)	(7)
Net cash (used in) provided by operating activities	(5,794)	682
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(33)	(17)
Purchase of intangible assets	(1)	—
Purchase of marketable securities	(486)	(175)
Proceeds from sales, maturities, redemptions and paydowns of marketable securities	92	170
Purchase of non-marketable equity securities	(15)	—
Acquisitions, net of cash acquired	(33)	—
Net cash used in investing activities	(476)	(22)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Series E preferred stock	—	2
Proceeds from issuance of convertible senior notes, net of issuance costs	953	—
Purchase of capped calls related to convertible senior notes	(119)	—
Proceeds from exercise of stock options	15	8
Proceeds from warrant exercise	22	—
Proceeds from Business Combination and PIPE offering	—	1,014
Proceeds from the February 2021 Offering	886	—
Issuance cost of common stock	(29)	(43)
Proceeds from non-recourse asset-backed debt	11,499	1,309
Principal payments on non-recourse asset-backed debt	(5,838)	(2,130)
Proceeds from other secured borrowings	192	125
Principal payments on other secured borrowings	(192)	(121)
Payment of loan origination fees and debt issuance costs	(47)	(3)
Net cash provided by financing activities	7,342	161
NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	1,072	821
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – Beginning of period	1,506	685
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – End of period	$2,578	$1,506

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION – Cash paid during the period for interest	$122	$57
DISCLOSURES OF NONCASH FINANCING ACTIVITIES:
Conversion of preferred stock to common stock	$—	$1,386
Issuance of issuer stock rights in extinguishment of the 2019 Convertible Notes	$—	$213
Recognition of warrant liability	$—	$81
Issuance of common stock in extinguishment of warrant liabilities	$(35)	$—
RECONCILIATION TO CONDENSED CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	$1,731	$1,413
Restricted cash	847	93
Cash, cash equivalents, and restricted cash	$2,578	$1,506

Non-GAAP Financial Measures
To provide investors with additional information regarding the Company’s financial results, this press release includes references to certain non-GAAP financial measures that are used by management. The Company believes these non-GAAP financial measures including Adjusted Gross Profit, Contribution Profit, Contribution Profit After Interest, Adjusted Net (Loss) Income, Adjusted EBITDA, and any such non-GAAP financial measures expressed as a Margin, are useful to investors as supplemental operational measurements to evaluate the Company’s financial performance.

The non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly-titled measures reported by other companies. Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s recurring operating results.
Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest
To provide investors with additional information regarding our margins and return on inventory acquired, we have included Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest, which are non-GAAP financial measures. We believe that Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest are useful financial measures for investors as they are supplemental measures used by management in evaluating unit level economics and our operating performance in our key markets. Each of these measures is intended to present the economics related to homes sold during a given period. We do so by including revenue generated from homes sold (and adjacent services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in inventory as of the end of the period. Contribution Profit provides investors a measure to assess Opendoor’s ability to generate returns on homes sold during a reporting period after considering home purchase costs, renovation and repair costs, holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including senior interest costs attributable to homes sold during a reporting period. We believe these measures facilitate meaningful period over period comparisons and illustrate our ability to generate returns on assets sold after considering the costs directly related to the assets sold in a given period.
Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest are supplemental measures of our operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, costs required to be recorded under GAAP in the same period. These measures also exclude the impact of certain restructuring costs that are required under GAAP. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.
Adjusted Gross Profit / Margin
We calculate Adjusted Gross Profit as gross profit under GAAP adjusted for (1) inventory valuation adjustment in the current period, (2) inventory valuation adjustment in prior periods, and (3) restructuring in cost of revenue. Restructuring in cost of revenue reflects the costs associated with the reduction in our workforce in 2020, a portion of which were related to personnel included in cost of revenue. Inventory valuation adjustment in the current period is calculated by adding back the inventory valuation adjustments recorded during the period on homes that remain in inventory at period end. Inventory valuation adjustment in prior periods is calculated by subtracting the inventory valuation adjustments recorded in prior periods on homes sold in the current period. We define Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue.
We view this metric as an important measure of business performance as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess home pricing, service fees and renovation performance for a specific resale cohort.
Contribution Profit / Margin
We calculate Contribution Profit as Adjusted Gross Profit, minus certain costs incurred on homes sold during the current period including: (1) holding costs incurred in the current period, (2) holding costs incurred in prior periods, and (3) direct selling costs. The composition of our holding costs is described in the footnotes to the reconciliation table below. Contribution Margin is Contribution Profit as a percentage of revenue.
We view this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflows directly associated with a specific resale cohort.
Contribution Profit / Margin After Interest
We define Contribution Profit After Interest as Contribution Profit, minus interest expense under our non-recourse asset-backed senior debt facilities incurred on the homes sold during the period. This may include interest expense recorded in periods prior to the period in which the sale occurred. Our asset-backed senior debt facilities are secured by our real estate inventory and cash. In addition to our senior debt facilities, we use a mix of debt and equity capital to finance our inventory and that mix will vary over time. In addition, we expect to continue to evolve our cost of financing as we include other debt sources beyond mezzanine capital. As such, in order to allow more meaningful period over period comparisons that more accurately reflect our asset performance rather than our evolving financing choices, we do not include interest expense associated with our mezzanine term debt facilities in this calculation. Contribution Margin After Interest is Contribution Profit After Interest as a percentage of revenue.
We view this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when burdened with the cost of senior financing.

OPENDOOR TECHNOLOGIES INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except percentages, and homes sold)
(Unaudited)

The following table presents a reconciliation of our Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest to our gross profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except percentages and homes sold, or as noted)	2021	2020	2021	2020
Gross profit (GAAP)	$272	$39	$730	$220
Gross Margin	7.1%	15.4%	9.1%	8.5%
Adjustments:
Inventory valuation adjustment – Current Period(1)(2)	24	—	39	—
Inventory valuation adjustment – Prior Periods(1)(3)	(17)	(1)	—	(11)
Restructuring in cost of revenue(4)	—	—	—	2
Adjusted Gross Profit	$279	$38	$769	$211
Adjusted Gross Margin	7.3%	15.4%	9.6%	8.2%
Adjustments:
Direct selling costs(5)	(99)	(5)	(195)	(73)
Holding costs on sales – Current Period(6)(7)	(12)	(1)	(47)	(17)
Holding costs on sales – Prior Periods(6)(8)	(16)	(1)	(2)	(11)
Contribution Profit	$152	$31	$525	$110
Homes sold in period	9,794	849	21,725	9,913
Contribution Profit per Home Sold (in thousands)	$16	$37	$24	$11
Contribution Margin	4.0%	12.6%	6.5%	4.3%
Adjustments:
Interest on homes sold – Current Period(9)(10)	(12)	(1)	(42)	(18)
Interest on homes sold – Prior Periods(9)(11)	(13)	1	(1)	(10)
Contribution Profit After Interest	$127	$31	$482	$82
Contribution Margin After Interest	3.3%	12.2%	6.0%	3.2%
________________
(1)Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.
(2)Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(3)Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(4)Restructuring in cost of revenue consists mainly of severance and employee termination benefits that were recorded to cost of revenue due to a reduction in workforce in the second quarter of 2020 following the outbreak of the COVID-19 pandemic.
(5)Represents selling costs incurred related to homes sold in the relevant period. This primarily includes broker commissions, external title and escrow-related fees and transfer taxes.
(6)Holding costs include mainly property taxes, insurance, utilities, homeowners association dues, cleaning and maintenance costs. Holding costs are included in Sales, marketing, and operations on the Condensed Consolidated Statements of Operations.
(7)Represents holding costs incurred in the period presented on homes sold in the period presented.
(8)Represents holding costs incurred in prior periods on homes sold in the period presented.

(9)This does not include interest on mezzanine term debt facilities or other indebtedness.
(10)Represents the interest expense under our asset-backed senior debt facilities incurred during the period on homes sold in the current period.
(11)Represents the interest expense under our asset-backed senior debt facilities incurred during prior periods on homes sold in the current period.

Adjusted Net Loss and Adjusted EBITDA
We also present Adjusted Net Loss and Adjusted EBITDA, which are non-GAAP financial measures that management uses to assess our underlying financial performance. These measures are also commonly used by investors and analysts to compare the underlying performance of companies in our industry. We believe these measures provide investors with meaningful period over period comparisons of our underlying performance, adjusted for certain charges that are non-recurring, non-cash, not directly related to our revenue-generating operations or not aligned to related revenue.
Adjusted Net Loss and Adjusted EBITDA are supplemental measures of our operating performance and have important limitations. For example, these measures exclude the impact of certain costs required to be recorded under GAAP. These measures also include inventory valuation adjustments that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, inventory valuation adjustments required to be recorded under GAAP in the same period. These measures could differ substantially from similarly titled measures presented by other companies in our industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is net loss.
Adjusted Net Loss
We calculate Adjusted Net Loss as GAAP net loss adjusted to exclude non-cash expenses of stock-based compensation, equity securities fair value adjustment, derivative and warrant fair value adjustment, and intangibles amortization expense. It also excludes non-recurring payroll tax on initial RSU release, restructuring charges, loss on extinguishment of debt, gain on lease termination, legal contingency accrual, and convertible note payment-in-kind (“PIK”) interest and issuance discount amortization. Adjusted Net Loss also aligns the timing of inventory valuation adjustments recorded under GAAP to the period in which the related revenue is recorded in order to improve the comparability of this measure to our non-GAAP financial measures of unit economics, as described above. Our calculation of Adjusted Net Loss does not currently include the tax effects of the non-GAAP adjustments because our taxes and such tax effects have not been material to date.
Adjusted EBITDA
We calculated Adjusted EBITDA as Adjusted Net Loss adjusted for depreciation and amortization, property financing and other interest expense, interest income, and income tax expense. Adjusted EBITDA is a supplemental performance measure that our management uses to assess our operating performance and the operating leverage in our business.

The following table presents a reconciliation of our Adjusted Net Loss and Adjusted EBITDA to our net loss, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except percentages)	2021	2020	2021	2020
Net loss (GAAP)	$(191)	$(54)	$(662)	$(253)
Adjustments:
Stock-based compensation	71	29	536	38
Equity securities fair value adjustment(1)	16	—	(35)	—
Derivative and warrant fair value adjustment(1)	—	(33)	(12)	(8)
Intangibles amortization expense(2)	2	1	4	4
Inventory valuation adjustment – Current Period(3)(4)	24	—	39	—
Inventory valuation adjustment — Prior Periods(3)(5)	(17)	(1)	—	(11)
Restructuring(6)	—	—	—	31
Convertible note PIK interest and discount amortization(7)	—	—	—	8
Loss on extinguishment of debt	—	11	—	11
Gain on lease termination	—	—	(5)	—
Payroll tax on initial RSU release	—	—	5	—
Legal contingency accrual	14	4	14	4
Other(8)	1	2	—	1
Adjusted Net Loss	$(80)	$(41)	$(116)	$(175)
Adjustments:
Depreciation and amortization, excluding amortization of intangibles and right of use assets	9	5	33	22
Property financing(9)	62	6	119	38
Other interest expense(10)	10	4	24	22
Interest income(11)	(1)	(1)	(3)	(5)
Income tax expense	—	—	1	—
Adjusted EBITDA	$0.4	$(27)	$58	$(98)
Adjusted EBITDA Margin	—%	(10.9)%	0.7%	(3.8)%
________________
(1)Represents the gains and losses on certain financial instruments, which are marked to fair value at the end of each period.
(2)Represents amortization of acquisition-related intangible assets. The acquired intangible assets have useful lives ranging from 1 to 5 years and amortization is expected until the intangible assets are fully amortized.
(3)Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.
(4)Inventory valuation adjustment — Current Period is the inventory valuation adjustment charge recorded during the period presented associated with homes that remain in inventory at period end.
(5)Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(6)Restructuring costs consist mainly of employee termination benefits, relocation packages and retention bonuses as well as costs related to the exiting of certain non-cancelable leases. In 2020, these costs related mainly to a reduction in workforce implemented in April 2020 as well as our exercise of the early termination option related to our San Francisco headquarters.
(7)Includes non-cash payment-in-kind (“PIK”) interest and amortization of the discount on the convertible notes issued from July through November 2019 (the “2019 Convertible Notes”). We exclude convertible note PIK interest and amortization from Adjusted Net Loss since these are non-cash in nature and were converted into equity in September 2020 when the Company entered into the Convertible Notes Exchange Agreement with the convertible note holders.

(8)Includes primarily gain or loss on disposal of fixed assets, gain or loss on interest rate lock commitments, gain or loss on the sale of available for sale securities, and sublease income.
(9)Includes interest expense on our non-recourse asset-backed debt facilities.
(10)Includes amortization of debt issuance costs and loan origination fees, commitment fees, unused fees, other interest related costs on our asset-backed debt facilities, interest expense related to the 2026 convertible senior notes outstanding, and interest expense on other secured borrowings.
(11)Consists mainly of interest earned on cash, cash equivalents and marketable securities.